UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2014

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2014, the Board of Directors of Digital Realty Trust, Inc. (the “company”) appointed A. William Stein, effective immediately, as Chief Executive Officer of the company and as a director on the company’s Board of Directors to serve until the company’s 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Mr. Stein has been serving as the company’s Interim Chief Executive Officer since March 2014 and has served as the company’s Chief Financial Officer since July 2004.

There are no arrangements or understandings between Mr. Stein and any other person pursuant to which Mr. Stein was selected as a director. There are no transactions in which Mr. Stein has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. Stein, including a biographical summary, information about positions and offices he has held with the company and information about his business experience, may be found in the company’s definitive proxy statement for the 2014 Annual Meeting of Stockholders on Schedule 14A filed on March 19, 2014.

On November 23, 2014, the company and DLR LLC (collectively, the “Employer”) entered into a new employment agreement with Mr. Stein, pursuant to which Mr. Stein will serve as the company’s Chief Executive Officer. The new employment agreement replaces and supersedes Mr. Stein’s current employment agreement with the Employer.

The employment agreement has an initial three-year term, and will automatically be extended for one additional year upon the expiration of the initial term unless either party provides notice of such party’s intention not to renew the employment agreement not less than 60 days prior to expiration of the initial term.

Pursuant to the employment agreement, Mr. Stein’s initial annual base salary is $750,000, and is subject to increase, but not decrease, in the discretion of the Compensation Committee of the company’s Board of Directors. Mr. Stein is also eligible to earn an annual cash performance bonus under the company’s incentive bonus plan based on the satisfaction of performance criteria established in accordance with the terms of such plan. The employment agreement provides that Mr. Stein’s target and maximum annual bonuses will be at least 100% and 150%, respectively, of his base salary. Mr. Stein is eligible to participate in all incentive, savings and retirement plans, practices, policies and programs, and medical and other group welfare plan coverage and fringe benefits provided to similarly-situated executives.

Mr. Stein’s employment agreement provides that if his employment is terminated by the Employer without “cause” or by Mr. Stein for “good reason” (each as defined in the employment agreement), then, subject to his execution and non-revocation of a general release of claims and his continued compliance with applicable restrictive covenants, he will be entitled to receive a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of (i) two times the sum of (a) his then-current annual base salary plus (b) the average annual bonus earned by Mr. Stein during the three fiscal years preceding the year of termination (the “average bonus”), (ii) a prorated portion of his target annual bonus for the partial fiscal year in which the termination date occurs (the “stub year bonus”) and (iii) if the

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termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, an amount equal to such unpaid bonus, if determined, or the target bonus (the “prior year bonus”), if any. Mr. Stein will also be entitled to continued health insurance coverage at least equal to the coverage that would have been provided to him if his employment had not been terminated, for a period ending on the earlier of the eighteen-month anniversary of such termination or the date on which he becomes eligible to receive comparable health insurance under a subsequent employer’s plan, as well as Employer-paid outplacement services for twelve months following his termination. In addition, all outstanding equity-based awards held by Mr. Stein that are subject to vesting based on continued employment or the lapse of time will become fully vested and exercisable. The vesting of any awards that are subject to vesting based on the satisfaction of performance goals, including any performance-based profits interest units of Digital Realty Trust, L.P., will be governed by the terms of the applicable award agreement.

In the event of a termination of Mr. Stein’s employment by us without “cause” or by Mr. Stein for “good reason” on or within one year after a “change in control” (as defined in the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan), Mr. Stein will be entitled receive the severance benefits described above, except that the severance multiple described in clause (i) above will be three (rather than two).

The expiration of the term of Mr. Stein’s employment or the Employer’s election not to renew or extend the term or Mr. Stein’s employment will not constitute a termination Mr. Stein’s employment by the Employer without cause.

Mr. Stein’s employment agreement further provides that upon his death or disability, he will be entitled to a lump-sum severance payment within 30 days after the date of such termination in an amount equal to the sum of (i) his then-current annual base salary, (ii) the average bonus, (iii) the stub year bonus and (iv) if the termination occurs after a fiscal year-end but before annual bonuses are paid or determined for such preceding fiscal year, the prior year bonus, if any. In addition, all equity-based awards held by Mr. Stein will be subject to the severance provisions described above.

In addition, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Stein than receiving the full amount of such payments.

The employment agreement contains confidentiality covenants by Mr. Stein which apply indefinitely and non-solicitation covenants by Mr. Stein which will apply during the term of his employment and for a two-year period thereafter. In addition, the employment agreement provides that during his employment with the Employer, Mr. Stein generally may not compete with the company through the acquisition or ownership of technology-related real estate properties in the United States, Asia or Europe.

The Employment Agreement, dated as of November 23, 2014, among Digital Realty Trust, Inc., DLR LLC and A. William Stein, is filed herewith as exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On November 24, 2014, the company issued a press release. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of November 23, 2014, among Digital Realty Trust, Inc., DLR LLC and A. William Stein.

99.1	Press Release dated November 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: November 24, 2014

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of November 23, 2014, among Digital Realty Trust, Inc., DLR LLC and A. William Stein.

99.1	Press Release dated November 24, 2014.